W.K.C., INC.

FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of
W.K.C., Inc.

We have audited the accompanying balance sheets of W.K.C., Inc. as of December 31, 2006 and 2005, and the related statements of income, changes in stockholder’s equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.K.C., Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP
Dallas, Texas
May 1, 2007

W.K.C., INC.

BALANCE SHEETS

	December 31,
	2006	2005
Assets
Current assets:
Cash	$-	$28,461
Accounts receivable:
Trade	38,564	32,037
Employees	61,042	40,700
Inventories	36,515	39,429
Total current assets	136,121	140,627

Deferred tax assets	85,870	72,323

Property and equipment, net	512,247	446,675

Total assets	$734,238	$659,625

Liabilities and Stockholder's Equity
Current liabilities:
Bank overdraft	$23,341	$-
Accounts payable and accrued liabilities	416,429	320,187
Line-of-credit	1,096	-
Total current liabilities	440,866	320,187

Deferred rent	110,156	137,630

Total liabilities	551,022	457,817

Commitments and contingencies	-	-

Stockholder's equity:
Common stock, no par value, 321,000 shares authorized,251,000 shares issued and outstanding	251,000	251,000
Accumulated deficit	(67,784)	(49,192)
Total stockholder's equity	183,216	201,808

Total liabilities and stockholder's equity	$734,238	$659,625

See accompanying notes to financial statements.

W.K.C., INC.

STATEMENTS OF INCOME

	Year Ended December 31,
	2006	2005

Revenues:
Sales of alcoholic beverages	$2,616,029	$2,588,033
Sales of food and merchandise	536,567	534,324
Service revenues	812,372	643,831
Other	86,095	61,612
	4,051,063	3,827,800

Operating expenses:
Cost of goods sold	809,465	766,203
Salaries and wages	974,590	962,907
Other general and administrative:
Taxes and permits	521,351	529,385
Charge card fees	61,955	56,194
Rent	148,701	147,870
Legal and professional	37,308	32,598
Advertising and marketing	140,348	160,341
Depreciation	95,029	85,134
Other	532,984	557,260
	3,321,731	3,297,892

Income from operations	729,332	529,908

Interest expense	18,750	-

Net income before income taxes	710,582	529,908

Income tax expense	246,890	207,223

Net income	$463,692	$322,685

See accompanying notes to financial statements.

W.K.C., INC.

STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Retained Earnings	Total
	Number		(Accumulated	Stockholder's
	of Shares	Amount	Deficit)	Equity

Balance at December 31, 2004	251,000	$251,000	$102,623	$353,623

Net income	-	-	322,685	322,685
Stockholder distributions	-	-	(474,500)	(474,500)

Balance at December 31, 2005	251,000	251,000	(49,192)	201,808

Net income	-	-	463,692	463,692
Stockholder distributions	-	-	(482,284)	(482,284)

Balance at December 31, 2006	251,000	$251,000	$(67,784)	$183,216

See accompanying notes to financial statements.

W.K.C., INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005
Operating Activities
Net income	$463,692	$322,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	95,029	85,134
Deferred rent	(15,939)	(4,944)
Deferred income taxes	(13,547)	(13,268)
Changes in operating assets and liabilities:
Accounts receivable	(26,869)	(33,861)
Inventories	2,914	(8,239)
Bank overdraft	23,341	-
Accounts payable and accrued liabilities	84,707	134,339
Net cash provided by operating activities	613,328	481,846

Investing Activities
Purchases of property and equipment	(160,601)	(26,405)

Financing Activities
Proceeds from line-of-credit, net	1,096	-
Stockholder distributions	(482,284)	(474,500)
Net cash used in financing activities	(481,188)	(474,500)

Net decrease in cash and cash equivalents	(28,461)	(19,059)
Cash and cash equivalents at beginning of year	28,461	47,520

Cash and cash equivalents at end of year	$-	$28,461

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$18,750	$-

Cash paid during the year for income taxes	$150,000	$109,557

See accompanying notes to financial statements.

W.K.C., INC.
Notes to Financial Statements
December 31, 2006 and 2005

A.	Nature of Business

W.K.C., Inc. (the “Company”) was incorporated in the state of Texas in 1990.  The Company currently owns and operates a nightclub that offers live adult entertainment.  The nightclub and corporate office are located in Fort Worth, Texas.

B.	Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes.  Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  At December 31, 2006 and 2005, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).  There were no uninsured deposits at December 31, 2006 and 2005.  The Company has not incurred any losses related to its cash on deposit with financial institutions.

Accounts and Receivable

Accounts receivable, trade is comprised of credit card charges, which are generally converted to cash in two to five days after a purchase is made.  The Company recognizes allowances for doubtful accounts when, based on management judgment, circumstances indicate that accounts receivable will not be collected.  There was no allowance for doubtful accounts as of December 31, 2006 and 2005.

W.K.C., INC.
Notes to Financial Statements (continued)

B.	Summary of Significant Accounting Policies - continued

Inventories

Inventories include non-alcoholic beverages, bar supplies, and Company merchandise. Inventories are carried at the lower of average cost, which approximates actual cost determined on a first-in, first-out (“FIFO”) basis, or market.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purpose.  The estimated useful lives of furniture and equipment range from five to ten years.  Leasehold improvements are depreciated using the straight-line method over the shorter of the respective lease term or the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives are capitalized.  Expenditures for normal maintenance and repairs are expensed as incurred.  The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are recognized in the accompanying statement of income of the respective period.

Revenue Recognition

The Company recognizes revenue from the sale of non-alcoholic beverages, food and merchandise, and services at the point-of-sale upon receipt of cash, check, or credit card charge.

Advertising and Marketing

Advertising and marketing expenses are primarily comprised of costs related to public advertisements and giveaways, which are used for promotional purposes.  Advertising and marketing expenses are expensed as incurred and are included in operating expenses in the accompanying statements of income.

Income Taxes

Deferred income taxes are determined using the liability method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

W.K.C., INC.
Notes to Financial Statements (continued)

B.	Summary of Significant Accounting Policies - continued

Fair Value of Financial Instruments

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to financial statements when the fair value is different than the carrying value of these financial instruments.  The estimated fair value of accounts receivable, accounts payable and accrued liabilities approximate their carrying amounts due to the relatively short maturity of these instruments.  The carrying value of the line-of-credit also approximates fair value since this instrument bears market rates of interest.  None of these instruments are held for trading purposes.

C.	Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2006	2005

Leasehold improvements	$905,383	$775,233
Furniture and equipment	537,297	506,845

Total property and equipment	1,442,680	1,282,079
Less accumulated depreciation	930,433	835,404
Property and equipment, net	$512,247	$446,675

D.	Line-of-Credit

The Company has available a $75,000 unsecured line-of-credit with a financial institution.  Principal and interest are payable daily by deducting 10% of credit card proceeds until the entire amount due is paid.  The amount outstanding under this agreement at December 31, 2006 was $1,096.  The remainder of the line-of-credit was available for future borrowings at December 31, 2006.

W.K.C., INC.
Notes to Financial Statements (continued)

E.	Income Taxes

Income tax expense for the years presented differs from the “expected” federal income tax expense computed by applying the U.S. federal statutory rate of 34% to earnings before income taxes for the years ended December 31, as a result of the following:

	2006	2005

Computed expected tax expense	$241,598	$180,169
Other	5,292	27,054
Total income tax expense	$246,890	$207,223

The significant components of the Company’s deferred tax assets at December 31 are as follows:

	2006	2005
Deferred tax assets:
Property and equipment	$34,947	$15,503
Deferred rent	50,923	6,820
	$85,870	$72,323

F.	Commitments and Contingencies

Leases

The Company leases a building and corporate office space under operating leases, of which rent expense was approximately $148,701 and $147,870 for the years ended December 31, 2006 and 2005, respectively.

The Company’s building lease contains escalating lease payments over the lease term and, as a result, the Company is recording rent expense on a straight-line basis over the term of the lease.  The Company has recorded approximately $138,000 and $154,000 of deferred rent at December 31, 2006 and 2005, respectively, as reflected in the accompanying balance sheets.

Future minimum annual lease obligations as of December 31, 2006, approximates the following:

2007	$176,000
2008	174,000
2009	181,000
2010	140,000

Total future minimum lease obligations	$671,000

W.K.C., INC.
Notes to Financial Statements (continued)

F.	Commitments and Contingencies – continued

Litigation

The Company can be subjected to certain routine legal matters in the ordinary course of business.  The Company does not believe that the ultimate resolution of the matters will have a material impact on the Company's financial position or results of operations.

G.  Subsequent Events

In January 2007, the Company borrowed an additional $75,000 on the existing line-of-credit.

Effective April 24, 2007, the Company was acquired by Rick’s Cabaret International, Inc., which operates live adult entertainment nightclubs. Rick’s Cabaret International, Inc. is a publicly traded company.